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EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

July 29, 2002	NYSE: USV & USV_pa

U.S. Restaurant Properties, Inc.: Correction to July 25, 2002 Earnings Release

In the press release of Thursday July 25, 2002, there was an inaccuracy in the costs of goods sold for retail operations due to an underaccrual for state fuel taxes that resulted from a change in fuel suppliers. The inaccuracy will reduce reported income by approximately $900,000 in the second quarter and year-to-date results or $.05 per share. A revised statement will be forthcoming shortly.

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EXHIBIT 99.1 PRESS RELEASE FOR IMMEDIATE RELEASE
U.S. Restaurant Properties, Inc.: Correction to July 25, 2002 Earnings Release